SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D. C. - 20549
                  _________________________

                        FORM 8 - K/A

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) of THE SECURITIES EXCHANGE ACT OF
1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October 10, 1996


              GILBERT ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

 Delaware                 0-12588               23-2280922
(State of Incorporation) (Commission File No.) (IRS Employer
                                                I.D. No.)

 P.O. Box 1498, Reading, Pennsylvania             19603
(Mailing address of principal executive offices) (Zip Code)


                    (610) 856-5500
(Registrant's telephone number, including area code)

On September 30, 1996, the Company acquired the net assets of the Electronic Systems Division of Safco Corporation, and formed a new operating division, Safco Technologies, Inc. (STI). In accordance with Item 7 of Form 8-K, the Company is now filing the audited Statement of Net Assets Acquired and Statement of Revenues and Operating Expenses, and unaudited interim statements as well as unaudited pro forma information, which were not available at the time of the original Form 8-K filing for such transaction.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) The following financial statements are included as a separate section of this report:

 Report of Independent Public Accountants

 Statement of Net Assets Acquired as of December 31, 1995

 Statement of Revenues and Operating Expenses for the year ended
   December 31, 1995

 Notes to Statement of Net Assets Acquired as of December 31,
   1995 and Statement of Revenues and Operating Expenses for the year ended December 31, 1995

 Unaudited Statement of Net Assets Acquired as of September 30, 1996

 Unaudited Statement of Revenues and Operating Expenses - for the nine months ended September 30, 1996

 Note to unaudited Statement of Net Assets Acquired as of September 30, 1996 and unaudited Statement of Revenues and Operating Expenses for the nine months ended September 30, 1996


(b) The following pro forma information for the Company is included as a separate section of this report:

 Introduction to Pro Forma Unaudited Condensed Consolidated
   Financial Statements

 Pro Forma Unaudited Condensed Consolidated Balance Sheet as of
   September 27, 1996

 Pro Forma Unaudited Condensed Consolidated Statements of
   Operations for the nine months ended September 27, 1996 and the year ended December 29, 1995

 Notes to Pro Forma Unaudited Condensed Consolidated Financial
   Statements as of September 27, 1996 and December 29, 1995

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Management of Gilbert Associates, Inc.:


We have audited the accompanying statement of net assets acquired of the Electronics Systems Division of Safco Corporation (the "Division") as of December 31, 1995, and the related statement of revenues and operating expenses for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared to present the net assets acquired and the revenues and operating expenses of the Division, which does not have a separate legal status or existence, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of the Division.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets acquired of the Division as of December 31, 1995, and the revenues and operating expenses for the year then ended, in conformity with generally accepted accounting principles.


Arthur Andersen LLP


Philadelphia, PA
November 22, 1996

Electronic Systems Division of Safco Corporation
Statement of Net Assets Acquired
as of December 31, 1995


Assets Acquired

Current Assets:
 Cash                                              $     57,000
 Accounts receivable                                  6,847,000
 Inventories                                          1,585,000
 Prepaid expenses                                       133,000
                                                      ---------
                                                      8,622,000
                                                      ---------
Property and Equipment:
 Machinery and equipment                              2,576,000
 Data processing and software                           527,000
 Furniture and fixtures                                 518,000
 Leasehold improvements                                 412,000
 Automobiles                                            109,000
                                                      ---------
                                                      4,142,000
 Less accumulated depreciation and amortization      (2,272,000)
                                                      ---------
                                                      1,870,000
                                                      ---------

Other assets                                             69,000
                                                      ---------


Total Assets Acquired                                10,561,000
                                                     ==========


Liabilities Assumed

Current Liabilities:
 Accounts payable                                     1,390,000
 Deferred service revenue                               188,000
 Accrued liabilities                                    572,000
 Current portion of capital lease obligations           429,000
                                                      ---------
                                                      2,579,000
                                                      ---------
Long-Term Obligations:
 Capital lease obligations                              856,000
 Other                                                   87,000
                                                        -------
                                                        943,000
                                                        -------

Total Liabilities Assumed                             3,522,000
                                                      =========


Net Assets Acquired                                $  7,039,000
                                                      =========




The accompanying notes are an integral part of this statement.

Electronic Systems Division of Safco Corporation
Statement of Revenues and Operating Expenses for the year ended December 31, 1995


                                              December 31, 1995

 Revenues                                          $ 16,225,000

 Operating expenses:
  Cost of revenue                                     5,847,000
  Selling, general and administrative                 7,897,000
                                                     ----------
                                                     13,744,000


 Revenues in excess of operating expenses          $  2,481,000
                                                      =========






The accompanying note is an integral part of this unaudited statement.

Electronic Systems Division of Safco Corporation
Notes to the Statements of Net Assets Acquired and Revenues and
Operating Expenses
December 31, 1995


Note 1 - Nature of Operations and Basis of Presentation:

The Electronic Systems Division of Safco Corporation ("ESD") designs, provides systems engineering, manufactures, sells and services a complete line of radio propagation measurement and analysis equipment utilized by the wireless communications industry.

The statement of net assets acquired represents those assets and liabilities of ESD that were purchased by Gilbert Associates on September 30, 1996 (see Note 7). The statement of revenues and operating expenses represents actual costs incurred and revenues earned by ESD. Expenses reported by ESD include costs allocated from Safco Corporation for certain shared services. These shared services include such costs as accounting, human resources and management information services. Allocations were made based upon sales, square footage, head count, and other appropriate measures. There can be no assurances that the allocations will be representative of actual future costs. The accompanying financial statements were prepared to present the net assets acquired and the revenues and operating expenses of ESD, which does not have a separate legal status or existence, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of ESD.

The statement of net assets acquired and the statement of revenues and operating expenses (the "Statements") are prepared in conformity with generally accepted accounting principles, and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Statements. Also, estimates are made for reported amounts of revenues and operating expenses during the reporting period. Actual results could differ from those estimates.

Historically, ESD has been highly seasonal with up to 40% and 65% of its revenue and operating income, respectively, generated in the fourth calendar quarter.

ESD's sales are made to a variety of wireless communication companies located throughout the United States and abroad. Accounts receivable from such sales are generally unsecured. Sales to three major customers accounted for 26% of ESD's revenues for the year ended
December 31, 1995, of which, Motorola comprised 15%.

Note 2 - Summary of Significant Accounting Policies:

Inventories

Inventory values are determined on the first-in, first-out (FIFO) method and are stated at the lower of cost or market.

Property and Equipment

Property and equipment, including purchased software, are stated at cost. Depreciation and amortization are computed using accelerated methods over the estimated useful lives of the related assets, which range from three to thirty years. Upon retirement or sale of assets, the cost and related accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is recognized currently. Maintenance and repairs are charged to expense as incurred while betterments are capitalized.

Research and Development

Research and development expenses consist principally of the design and development of software products (exclusive of costs capitalized under SFAS No. 86) and significant improvements, refinements and engineering support to existing products. Such costs are expensed as incurred. Research and development expense aggregated $1,796,000 during the year ended December 31, 1995.

Revenue Recognition

Revenues are recognized when the products are shipped. Service contract revenues are deferred and recognized on a straight-line basis over the period of the related contract.

Fair Value of Financial Instruments

The carrying amount reported in the statement of net assets acquired for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for long-term debt approximates fair market value because the underlying instruments are at rates similar to current rates offered to ESD for debt with the same remaining maturities.

Credit risk is limited due to the fact that most of ESD's customers are large wireless network operators with substantial resources.

Foreign Currency Translation

The statement of revenue and operating expenses of ESD's foreign divisions is measured using each division's local currency as the functional currency. Assets and liabilities of the foreign division are translated to U.S. dollars using exchange rates in effect at the date of the statement of net assets acquired. Income and expense items are translated at monthly average rates of exchange. Transaction gains or losses were not significant in the current year.

Income Taxes

The statement of revenues and operating expenses excludes a provision for income taxes as federal income taxes were reported in the personal income tax returns of the stockholders of Safco, which elected S corporation status. State income taxes are not significant, and are therefore not reported on the statement of revenues and operating expenses.

Note 3 - Inventories:

Inventories at December 31, 1995 consist of the following:

Raw Materials             $  949,000
Work-in-Process              213,000
Finished Goods               423,000
                           ---------
                          $1,585,000
                           =========

Note - 4 - Capital Lease Obligations:

Included in property and equipment at December 31, 1995 are assets held under capital lease agreements with an aggregate cost and accumulated depreciation of approximately $1,643,000 and $668,000, respectively. Future minimum rentals under these lease agreements are as follows:

1996                                       $  564,000
1997                                          515,000
1998                                          237,000
1999                                          133,000
2000                                           93,000
                                            ---------
                                            1,542,000
Less: amount representing interest            257,000
                                            ---------
Present value of minimum lease payments   $ 1,285,000
                                            =========

Note 5 - Employee Benefit Plans:

ESD maintains a qualified defined contribution plan (the "Plan") covering employees under Section 401(k) of the Internal Revenue Code. Pursuant to the terms of the Plan, ESD contributes an annual amount equal to 33% of each employee's contribution to the Plan, up to 6% of their annual compensation, and an additional discretionary contribution as determined by ESD's management. Total expense for the Plan aggregated $56,000 in 1995.

Note 6 - Commitments:

ESD leases certain of its office and production facilities under noncancelable operating leases, containing renewal options, escalation clauses and requirements that ESD pay taxes, insurance and maintenance costs.

Future minimum annual rental payments under the noncancelable operating leases are as follows:

 1996   $ 168,000
 1997     169,000
 1998     144,000
 1999     135,000
 2000     135,000

Rent expense under these leases aggregated approximately $167,000 during 1995.

Note 7 - Subsequent Event:

On September 30, 1996, Gilbert Associates, Inc. (the "Company") acquired the net assets of Safco Corporation's Electronic Systems Division (ESD). Terms of the acquisition call for the Company to pay Safco shareholders approximately $5 million in cash at closing (subject to certain adjustments), issue approximately $25 million in notes payable and issue 7 year warrants exercisable to purchase 555,555 shares of the Company's stock at $18 per share. Of the $25 million in notes payable, $15 million is to be paid in early 1997 and the remaining $10 million is to be paid over a 5 year term. The $10 million note carries a 7% coupon rate.

Also, in accordance with the agreement, the Company will pay Safco shareholders additional amounts through 1999 based upon the achievement of certain revenue and operating income levels. Any additional payments will increase goodwill.

Note 8 - Selected Cash Flow Information:

Cash Flow Disclosures
                                     For the year ended
                                      December 31, 1995

Depreciation and Amortization               $   850,000
Capital Expenditures                          1,177,000
Interest Paid                                    83,000

Electronic Systems Division of Safco Corporation
Unaudited Statement of Net Assets Acquired as of September 30, 1996


Assets Acquired

Current Assets:
 Cash                                             $     82,000
 Accounts receivable                                 3,437,000
 Inventories                                         1,902,000
 Other current assets                                  117,000
                                                     ---------
                                                     5,538,000
                                                     ---------

Property, plant and equipment                        4,681,000
Less accumulated depreciation and amortization       2,798,000
                                                     ---------
                                                     1,883,000
                                                     ---------

Total Assets Acquired                                7,421,000
                                                     =========


Liabilities Assumed

Current Liabilities:
 Accounts Payable                                      909,000
 Salaries and wages                                    184,000
 Other accrued liabilities                             575,000
 Current portion of capital lease obligations          529,000
                                                     ---------
                                                     2,197,000

Capital lease obligations                              604,000
Other long term obligations                            230,000
                                                     ---------
Total Liabilities Assumed                            3,031,000
                                                     =========


Net Assets Acquired                               $  4,390,000
                                                     =========



The accompanying note is an integral part of this unaudited statement.

Electronic Systems Division of Safco Corporation
Unaudited Statement of Revenues and Operating Expenses for the nine months ended September 30, 1996


                                             Nine months ended
                                            September 30, 1996

 Revenues                                         $ 12,924,000

 Operating expenses:
  Cost of revenue                                    4,483,000
  Selling, general and administrative                7,211,000
                                                    ----------
                                                    11,694,000


 Revenues in excess of operating expenses         $  1,230,000
                                                     =========



The accompanying notes are an integral part of this unaudited statement.

Note to Unaudited Statements of Net Assets Acquired and Revenues and Operating Expenses

1.) The Statements furnished herein reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of financial position and results of operations for the interim period. Such adjustments are of a normal recurring nature. The results of operations for the nine months ended September 30, 1996, are not necessarily indicative of the results to be expected for the full year.

Gilbert Associates, Inc. and Subsidiaries
Introduction to Pro Forma Unaudited Condensed Financial Statements

On September 30, 1996, the Company acquired the net assets of Safco Corporation's Electronic Systems Division (ESD). Terms of the acquisition call for the Company to pay Safco shareholders approximately $5 million in cash at closing (subject to certain adjustments), issue approximately $25 million in notes payable and issue 7 year warrants exercisable to purchase 555,555 shares of the Company's stock at $18 per share. Of the $25 million in notes payable, $15 million is to be paid in early 1997 and the remaining $10 million is to be paid over a 5 year term. The $10 million note carries a 7% coupon rate.

Also, in accordance with the agreement, the Company will pay Safco shareholders additional amounts through 1999 based upon the achievement of certain revenue and operating income levels. Any additional payments will increase goodwill.

In connection with the ESD acquisition, $10,300,000, net of $6,500,000 income tax benefit, of in-process research and development costs will be expensed during the fourth quarter of 1996.

The following Pro Forma Unaudited Condensed Consolidated Balance
Sheet as of September 27, 1996 and the Pro Forma Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 27, 1996 and the year ended December 29, 1995 are presented to give effect of the purchase of ESD. Pro Forma adjustments made to the Unaudited Condensed Consolidated Statements of Operations assume the acquisition of ESD was consummated on January 2, 1995 and January 1, 1996, respectively, and the Pro Forma Condensed Consolidated
Balance Sheet assumes the acquisition of ESD was consummated on September 27, 1996. The pro forma financial statements do not reflect the pro forma effects of the XEL acquisition or the Gilbert/Commonwealth, Inc. disposition which occurred on October 27, 1995 and April 1, 1995, respectively. Pro forma information relative to these transactions was previously disclosed.

The aforementioned Pro Forma Unaudited Condensed Consolidated
Statements of Operations exclude the effect of a non-recurring write-off of $10,300,000, after income taxes, for research and development in process associated with the acquisition of ESD.

Historically, ESD has been highly seasonal with up to 40% and 65% of its revenue and operating income, respectively, generated in the fourth calendar quarter.

The pro forma condensed statements are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of the year. The pro forma information should be read in conjunction with the Company's historical financial statements and notes, thereto, included in the Company's 1995 Annual Report on Form 10-K.

Gilbert Associates, Inc. and Subsidiaries
Pro Forma Unaudited Condensed Consolidated Balance Sheet as of September 27, 1996

                                              Consolidated         Safco     Pro Forma        Consolidated
                                                Historical  Technologies   Adjustments           Pro Forma
ASSETS:
 Current assets
  Cash and cash equivalents                   $  4,335,000  $     82,000  $ (5,655,000)  (a)  $       -
                                                                             1,238,000   (b)
  Accounts receivable, net of allowance
    for doubtful accounts                       26,893,000     3,437,000                        30,330,000
  Unbilled revenue                               6,570,000          -                            6,570,000
  Inventories                                   14,197,000     1,902,000                        16,099,000
  Deferred income taxes                          3,860,000          -                            3,860,000
  Other current assets                           4,833,000       117,000      (275,000)  (c)     4,675,000
                                                ----------     ---------     ---------          ----------
  Total current assets                          60,688,000     5,538,000    (4,692,000)         61,534,000
                                                ----------     ---------     ---------          ----------

Property, plant and equipment                   77,630,000     4,681,000                        82,311,000
Less accumulated depreciation and amortization  33,112,000     2,798,000                        35,910,000
                                                ----------     ---------     ---------          ----------
                                                44,518,000     1,883,000          -             46,401,000
                                                ----------     ---------     ---------          ----------

Deferred income taxes                              605,000          -        6,500,000   (d)     7,105,000
Other assets                                     1,279,000          -                            1,279,000
Intangible assets                               34,317,000          -       10,665,000   (e)    44,982,000
                                               -----------     ---------    ----------         -----------
TOTAL ASSETS                                  $141,407,000  $  7,421,000  $ 12,473,000        $161,301,000
                                               ===========     =========    ==========         ===========


LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities
 Accounts payable                             $  6,727,000  $    909,000  $  1,238,000   (b)  $  8,874,000
 Salaries and wages                              4,512,000       184,000                         4,696,000
 Income taxes                                    2,265,000          -                            2,265,000
 Estimated liability for contract losses         3,032,000          -                            3,032,000
 Contractual billings in excess of
   recognized revenue                              477,000          -                              477,000
 Current maturities of long term debt              324,000       529,000    14,745,000   (f)    15,598,000
 Other accrued liabilities                      10,149,000       575,000                        10,724,000
                                                ----------     ---------    ----------          ----------
 Total current liabilities                      27,486,000     2,197,000    15,983,000          45,666,000
                                                ----------     ---------    ----------          ----------

Long term debt                                   1,163,000       604,000    10,000,000   (g)    11,767,000
Other long term liabilities                      6,994,000       230,000                         7,224,000
Self insured retention                           2,464,000          -                            2,464,000
Commitments and contingencies                         -             -                                 -

Stockholders' equity
 Common stock                                    8,985,000          -                            8,985,000
 Capital in excess of par value                 38,098,000     4,390,000    (4,390,000)  (h)    38,098,000
 Deferred compensation - restricted stock         (416,000)         -                             (416,000)
 Stock warrants outstanding                           -             -        1,180,000   (i)     1,180,000
 Retained earnings                              96,553,000          -      (10,300,000)  (j)    86,253,000
 Treasury stock                                (39,920,000)         -                          (39,920,000)
                                               -----------     ---------    ----------          ----------
 Total Stockholders' Equity                    103,300,000     4,390,000   (13,510,000)         94,180,000
                                               -----------     ---------    ----------          ----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY      $141,407,000  $  7,421,000  $ 12,473,000        $161,301,000
                                               ===========     =========    ==========         ===========

Gilbert Associates, Inc. and Subsidiaries
Pro Forma Unaudited Condensed Consolidated Statement of Operations for the nine months ended September 27, 1996

                                            Consolidated         Safco     Pro Forma         Consolidated
                                              Historical  Technologies   Adjustments            Pro Forma

Total revenue                               $134,663,000  $ 12,924,000  $   (225,000)  (k)   $147,362,000

Costs and expenses:
 Cost of revenue                             102,244,000     4,483,000                        106,727,000
 Selling, general and administrative          25,633,000     7,211,000     1,600,000   (l)     34,444,000
                                             -----------    ----------     ---------          -----------
Total costs and expenses                     127,877,000    11,694,000     1,600,000          141,171,000

Income before provision for taxes on income    6,786,000     1,230,000    (1,825,000)           6,191,000

Provision for taxes on income                  2,590,000       467,000      (694,000)  (m)      2,363,000
                                               ---------       -------     ---------            ---------
 Net income                                 $  4,196,000  $    763,000  $ (1,131,000)        $  3,828,000
                                               =========       =======     =========            =========
Per share of common stock:
 Net income                                       $ 0.67                                           $ 0.61

Average number of shares of common
 stock outstanding                             6,293,186                                        6,293,186



Gilbert Associates, Inc. and Subsidiaries
Pro Forma Unaudited Condensed Consolidated Statement of Operations for the fiscal year ended December 29, 1995

Total revenue                               $193,495,000  $ 16,225,000   $  (350,000)  (n)   $209,370,000

Costs and expenses:
 Cost of revenue                             147,132,000     5,847,000                        152,979,000
  Selling, general and administrative         41,355,000     7,897,000     1,933,000   (o)     51,185,000
                                             -----------    ----------     ---------          -----------
Total costs and expenses                     188,487,000    13,744,000     1,933,000          204,164,000

Income before provision for taxes on income
 and net gain on dispositions of
 subsidiaries                                  5,008,000     2,481,000    (2,283,000)           5,206,000

Net gain on dispositions of subsidiaries      21,042,000          -                            21,042,000
                                              ----------     ---------     ---------           ----------
Income before provision for taxes on income   26,050,000     2,481,000    (2,283,000)          26,248,000

Provision for taxes on income                  9,100,000     1,042,000      (959,000)  (p)      9,183,000
                                              ----------     ---------     ---------           ----------
 Net income                                 $ 16,950,000  $  1,439,000  $ (1,324,000)        $ 17,065,000
                                              ==========     =========     =========           ==========
Per share of common stock:
 Net income                                       $ 2.57                                           $ 2.59

Average number of shares of common
 stock outstanding                             6,592,174                                        6,592,174


Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements as of September 27, 1996

Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheet as of September 27, 1996

(a) To reflect cash paid at closing.
(b) To reflect short term borrowings under registrant's working capital line of credit.
(c) Other acquisition costs including audit and consulting fees.
(d) To reflect a deferred tax asset associated with the $16,800,000 research and development write-off.
(e) To reflect goodwill at the date of purchase.
(f) To reflect note payable to Safco shareholders due in early 1997.
(g) To reflect five year note payable to Safco shareholders.
(h) To eliminate Safco equity.
(i) Value of 555,555 warrants exercisable at $18 per share issued as part of purchase price.
(j) Research and development write-off, net of $6,500,000 income tax benefit.

 Notes to Pro Forma Unaudited Condensed Consolidated Statement of Operations as of September 27, 1996

(k) To remove interest income that would have been earned on the cash paid at closing.
(l) Interest expense on the notes payable ($1,200,000) and goodwill amortization ($400,000).
    Goodwill relative to ESD is being amortized over a 20 year life.
(m) Taxes are calculated at the Company's overall effective tax rate of 38%.


 Notes to Pro Forma Unaudited Condensed Consolidated Statement of Operations as of December 29, 1995

(n) To remove interest income that would have been earned on the cash paid at closing.
(o) Interest expense on the notes payable ($1,400,000) and goodwill amortization ($533,000).
    Goodwill relative to ESD is being amortized over a 20 year life.
(p) Taxes are calculated at the Company's overall effective tax rate of 42%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 GILBERT ASSOCIATES, INC.
    (Registrant)

  /s/Paul H. Snyder
  Paul H. Snyder
  Vice President and
  Chief Financial Officer

Date:  December 9, 1996